Exhibit 3.1.24
SCHEDULE ‘A”
Liberty Property Limited Partnership
Partnership Interests
As of December 31, 2006

	Number of
	Partnership
Limited Partners	Interests	%
Balitsaris, Peter	58,542	0.0615%
Carr, Clai	115,000	0.1209%
Castorina, John	14,491	0.0152%
Denny, Joseph	260,250	0.2736%
Felix, Jill	195,043	0.2051%
Fenza, Robert	195,043	0.2051%
Fitzgerald, Ward	14,491	0.0152%
Gildea, Larry	93,319	0.0981%
Goldschmidt, Robert	22,895	0.0241%
Hagan, Michael	14,491	0.0152%
Hammers, David	244,426	0.2570%
Kiel, Bob	14,491	0.0152%
Kline, Earl	19,128	0.0201%
Lutz, Jim	37,312	0.0392%
Mazzerralli, James	14,491	0.0152%
Messaros, Sharron	7,245	0.0076%
Morrissey, Mary Beth	14,491	0.0152%
Price, Leslie	87,668	0.0922%
Reichert, Joseph	27,242	0.0286%
Estate of Willard Rouse	0	0.0000%
Marital Trust for Susannah Rouse	460,418	0.4841%
Trust for Congdon Children	95,347	0.1002%
Trust for Hammers Children	95,348	0.1002%
Trust for Mary Rouse	13,621	0.0143%
Trust for Anne Rouse	13,621	0.0143%
Trust for Rouse Younger Children	81,726	0.0859%
Trust for Laurie Hammers	5,506	0.0058%
Weitzmann, Mike	42,312	0.0445%
Liberty Special Purpose Trust	10,574	0.0111%
Thomas, Rebecca	8,076	0.0085%
Trust for J. Ryan Lingerfelt	15,625	0.0164%
Trust for Justin M. Lingerfelt	15,625	0.0164%
Trust for Daniel K. Lingerfelt	15,625	0.0164%
Trust for Catherine E. Lingerfelt	15,625	0.0164%
Lingerfelt, Alan T.	317,500	0.3338%
Lingerfelt, L. Harold	164,375	0.1728%
Lingerfelt, David L.	30,674	0.0322%

Exhibit 3.1.24
SCHEDULE ‘A’
Liberty Property Limited Partnership
Partnership Interests — Continued
As of December 31, 2006

	Number of
	Partnership
Limited Partners	Interests	%
Ferguson, Morris U.	0	0.0000%
Ferguson, Morris U. ESTATE	6,000	0.0063%
Lingerfelt, Carl C.	10,900	0.0115%
Wright, Murray H.	7,500	0.0079%
Latimer, Erle Marie	12,500	0.0131%
Samet, Norman G.	14,013	0.0147%
Mann, Bernard	14,012	0.0147%
Stender, Stewart R.	57,613	0.0606%
Rouse & Associates Maryland Partnership	20,000	0.0210%
Helwig, A. Carl	224,737	0.2363%
Sunday, James J.	79,348	0.0834%
Walters, Charles J.	155,723	0.1637%
Doyle, Margaret A.	19,380	0.0204%
Stanford Baratz Revocable Trust	9,044	0.0095%
F. Greek Logan Properties, LLC	33,682	0.0354%
Virginia Acquisition I, LLC	228,144	0.2399%
David Mandelbaum	228,144	0.2399%
Nathan Mandelbaum	228,144	0.2399%

Preferred Limited Partners

Bel Alliance Properties, LLC	1,290,000	N/A
Belwater Realty Corp.	1,460,000	N/A
Belbrook Realty Corporation	1,050,000	N/A
Montebello Realty Corp. 2002	400,000	N/A
JPM Mosaic VI REIT, Inc.	473,000	N/A
GSEP Realty Corp. 2005	1,000,000	N/A
GSEP 2006 Realty Corp.	540,000	N/A

General Partner

Liberty Property Trust	GP	95.5837%

Total Ownership		100.0000%
General Partner — The partnership units for Liberty Property Trust have not been reflected because there is no conversion of units to shares by the general partner.